EXHIBIT 4.02



                               INGRAM MICRO INC.

                 WARRANT FOR THE PURCHASE OF SHARES OF CLASS A
                       COMMON STOCK OF INGRAM MICRO INC.


WARRANT TO PURCHASE                                     1,500,000 SHARES
                                                        OF CLASS A
                                                        COMMON STOCK

     THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE STANDSTILL AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

     FOR VALUE RECEIVED, INGRAM MICRO INC., a Delaware corporation (the "Company"), hereby certifies that SOFTBANK CORP. (including its successors and permitted assigns, the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 1,500,000 fully paid and non-assessable shares of Class A Common Stock of the Company, par value $0.01 per share (the "Warrant Shares"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

     (a) Definitions.

     The following terms, as used herein, have the following meanings:

     "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.


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     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in California or Tokyo are authorized by law to close.

     "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends or any other security for which this Warrant may be exercised pursuant to paragraph (i) hereof after the occurrence of any of the transactions described in such paragraph.

     "Exercise Price" means $13.25 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

     "Expiration Date" means December 3, 2004 at 5:00 p.m. California time.

     "Fair Market Value" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share as defined in paragraph
(h)(4) hereof.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Registration Agreement" means the Registration Agreement dated as of the date hereof between the Company and the Holder.

     "Standstill Agreement" means the Standstill Agreement dated as of October 12, 1998 between the Company and the Holder.

     (b) Exercise of Warrant.

          (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto, this Warrant Certificate duly executed by the Holder and payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable


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


     Exercise Price, the Holder may elect to deliver as payment, in whole or in part of the aggregate Exercise Price, shares of Common Stock, including shares to be issued upon the exercise of this Warrant, having the aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares; provided that if the aggregate Fair Market Value of the Common Stock so delivered exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from the Company.

          (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (3) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

     (c) Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate unless
(i) at the time of exercise such shares are registered under the Securities Act or (ii) the Holder has delivered to the Company an opinion of outside counsel for the Holder reasonably acceptable to the Company to the effect that the securities represented by this Warrant Certificate are no longer subject to restrictions on resale under the Securities Act.


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


     (d) Reservation of Shares. The Company hereby agrees that at all times it shall reserve for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Standstill Agreement.

     (e) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (h)(4)) at the date of such exercise.

     (f) Exchange, Transfer or Assignment of Warrant.

          (1) This Warrant and the Warrant Shares are subject to the provisions of the Registration Agreement and the Standstill Agreement, including the restrictions on transfer. Each holder of this Warrant Certificate by holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Registration Agreement and the Standstill Agreement to the extent set forth therein, including the transfer restrictions therein.

          (2) Subject to compliance with the transfer restrictions set forth in the Standstill Agreement, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of any Affiliate of the Holder named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled; provided that any such transferee shall have executed and delivered to Ingram an instrument in form and substance satisfactory to Ingram pursuant to which such transferee shall agree to be bound by the provisions of the Standstill Agreement.


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


     (g) Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     (h) Anti-dilution Provisions. The Exercise Price of this Warrant and the number of shares of Common Stock for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock.

          (1) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, after giving effect to paragraph (h)(7), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than


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


     the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such record date multiplied by the Current Market Price Per Common Share immediately prior to such record date and (ii) the aggregate consideration, if any, payable by the holders of such rights, warrants, options or convertible securities prior to receipt of such shares of Common Stock, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding as of such record date (assuming the maximum number of shares of Common Stock issuable upon exercise of such rights, warrants, options or convertible securities have been issued) and the Current Market Price Per Common Share immediately prior to such record date but in no event will such fraction exceed 1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors. Such adjustment shall be made successively whenever such record date is fixed; and in the event (i) that such rights, options or warrants are not so issued or expire without having been exercised in full or (ii) of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect in the case of clause (i), if such record date had not been fixed with respect to the unexercised portion of such rights, options or warrants, or in the case of clause (ii), if such holders had initially been entitled to such changed number of shares of Common Stock.

          (3) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in


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


     which the Company is the surviving corporation) of evidences of indebtedness, cash (other than regular cash dividends), assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (h)(2) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph
     (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (4) For the purpose of any computation under paragraph (e) or paragraph (h)(2) or (3) hereof, on any determination date, the "Current Market Price Per Common Share" shall mean the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending five days prior to such date. "Daily Price" means (i) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (ii) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded;
     (iii) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (iv) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or
     (v) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the shares of Common Stock are not quoted by any such organization, the Current


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


     Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity or applicable regulatory restrictions or transfer restrictions. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or its subsidiaries.

          (5) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph (h)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

          (6) In the event that, at any time as a result of the provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (7) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(1), (2) or (3) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (8) Not less than two nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of the secretary or any assistant secretary at its principal executive office and with its stock


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


     transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

          (9) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to paragraph (h)(3) otherwise required thereof, on the date of exercise of this Warrant, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrant for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph
     (h)(9) by delivering to the Company a written notice of such exercise within twenty-one days after the effectiveness (determined pursuant to paragraph (j)) of the delivery by the Company of the certificate of adjustment required pursuant to paragraph (h)(8) to be delivered in connection with such distribution.

     (i) Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation,


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


merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     (j) Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

     If to the Company:

       Ingram Micro Inc.
       1600 East St. Andrew Place
       Santa Ana, CA 92705
       U.S.A.
       Attention: Secretary
       Telecopy: 1-714-566-9370

     If to the Holder:

       SOFTBANK CORP.
       24-1, Nihonbashi - Hakozakicho
       Chuo-ku, Tokyo 103-8501, Japan
       Telecopy: 81-3-5641-3402


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


     with a copy to:

       Hitoshi Hasegawa
       Morrison & Foerster LLP
       AIG Building, 11th Floor
       1-1-3 Marunouchi, Chiyoda-ku
       Tokyo 100-005, Japan
       Telecopy: 81-3-3214-6512

     Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and a fax confirm is received or (ii) if given by any other means, when received at the address specified herein.

     (k) Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

     (l) The Holder understands that neither this Warrant nor, except as otherwise provided in the Registration Agreement, any of the Warrant Shares has been or will be registered under the Securities Act. The Holder represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with the current intention of making a public distribution thereof. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder has been furnished with and carefully read a copy of this Warrant Certificate and has been given a sufficient opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Warrant. The Holder acknowledges that, except as otherwise provided in the Registration Agreement, this Warrant and the Warrant Shares must be held indefinitely and that the Holder must bear the economic risk of this investment indefinitely unless this Warrant or the Warrant Shares are subsequently registered under the Securities Act or an exemption from such registration is available.


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


     (m) Governing Law. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

     (n) Waiver of Jury Trial, etc. The parties hereto agree that they hereby irrevocably waive and agree to cause their respective Affiliates to waive, the right to trial by jury in any action to enforce, or interpreting, the provisions of this Warrant. Except as provided below, the parties agree that the appropriate, exclusive and convenient forums for any disputes between the parties hereto arising out of this Warrant shall be in any state or federal court sitting in the State of California. Except as provided below, the parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Warrant in any court or jurisdiction other than the above-specified courts; provided that the foregoing shall not limit the rights of the parties to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by law, that final and nonappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. Service of process in any action arising out of or relating to this Warrant shall be effective if delivered or sent in accordance with the provisions of paragraph (j) hereof.

     (o) HSR Act and Rules. In the event the Company (or any successor of the Company) or any Holder reasonably believes that exercise of this Warrant and issuance of the Warrant Shares (or, to the extent provided herein, where appropriate, the other securities or property (including cash) acquirable upon exercise of this Warrant following the happening of certain events as provided herein) requires prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "HSR Act and Rules"), any such exercise shall be contingent upon such prior compliance, and, subject to effecting such compliance, be effective as of the date specified in the notice of exercise delivered pursuant to paragraph (b). If the Notification and Report Form required to be filed under the HSR Act and Rules is filed no later than five Business Days following delivery of the notice of exercise delivered pursuant to paragraph (b) but if the waiting period under the HSR Act and rules expired or is terminated after the Expiration Date, such expiration of this Warrant shall not affect the Holder's right to exercise in accordance with a notice of exercise delivered to the Company in accordance with paragraph (b) above prior to such Expiration Date.


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


     (p) Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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


     IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of December 3, 1999.

                                        INGRAM MICRO INC.


                                        By: /s/ Michael J. Grainger
                                           ------------------------------------
                                           Name:  Michael J. Grainger
                                           Title: EVP/CEO Worldwide


Acknowledged and Agreed:

SOFTBANK CORP.


By: /s/ Masayoshi Son
   ----------------------
Name:  Masayoshi Son
Title: President and CEO


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


                            WARRANT EXERCISE NOTICE


To:  Ingram Micro Inc.

     The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of Class A Common Stock (the "Shares"), par value $0.01 per share, of Ingram Micro Inc. (the "Company") at the Exercise Price currently in effect pursuant to the Warrant and herewith makes payment of $___________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

     The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of Class A Common Stock (the "Shares"), par value $0.01 per share, of Ingram Micro Inc. (the "Company") at the Exercise Price currently in effect pursuant to the Warrant (provided that in lieu of payment of such Exercise Price, the undersigned will deliver as payment of the Exercise Price a number of shares of Common Stock, including shares to be issued upon the exercise of the Warrant, having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

     Date: __________ __, ____.



                        --------------------------------
                              (Signature of Owner)

                        --------------------------------
                                   (Address)

                        --------------------------------


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


     Securities and/or check to be issued to:

     Please insert social security or identifying number:

     Name:

     Address:


          [Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

          Please insert social security or identifying number:
          Name:
          Address:]


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


                            WARRANT ASSIGNMENT FORM

                                                                Dated__________


FOR VALUE RECEIVED, ___________________________________________________________
hereby sells, assigns and transfers unto, ___________________________________________________________ (the "Assignee")1,
(please type or print in block letters)

_______________________________________________________________________________
(insert address)

its right to purchase up to ____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


     Signature ______________________




--------
     1 Must be an affiliate of holder.


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